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                                                                    Exhibit 1(b)

                         LANDMARK TAX FREE INCOME FUNDS
                            Certificate of Amendment
                            to Declaration of Trust


     The undersigned, constituting a majority of the Trustees of Landmark Tax Free Income Funds (the "Trust"), a business trust organized under the laws of the Commonwealth of Massachusetts pursuant to a Declaration of Trust, dated May 27, 1986, as amended (the "Declaration"), do hereby certify, as provided by the provisions of Section 9.3(d) of the Declaration, that in accordance with the provisions of the second sentence of Section 9.3(a), a majority of the Trustees of the Trust, by vote duly adopted by a majority of the Trustees, amended the Declaration effective February 10, 1995 as follows:

     Section 6.5 is amended to read in its entirety:

        Section 6.5 Register of Shares. A register or registers shall be kept at the principal office of the Trust or at an office of the Transfer Agent or, upon the vote of a majority of the Trustees of the Trust, at an office of any one or more Shareholder Servicing Agents, which register or registers, taken together, shall contain the names and addresses of the Shareholders and the number of Shares held by them respectively and a record of all transfers thereof. Such register or registers shall be conclusive as to who are the holders of the Shares and who shall be entitled to receive dividends or distributions or otherwise to exercise or enjoy the rights of Shareholders. Unless the Trustees have authorized a Shareholder Servicing Agent to keep a register of Shares, that Shareholder Servicing Agent shall be the holder of record of all outstanding Shares shown on the records of the Transfer Agent as being held by such Shareholder Servicing Agent. No Shareholder shall be entitled to receive payment of any dividend or distribution, nor to have notice given to him as herein or in the By-Laws provided, until he has given his address to the Transfer Agent or such other officer or agent of the Trustees as shall keep the said register for entry thereon, or, if the Trustees have authorized a Shareholder Servicing Agent to keep the register for the Shares of such Shareholder, such Shareholder Servicing Agent (as used in this Declaration, such Shareholder's "agent of record"). It is not contemplated that certificates will be issued for the Shares; however, the Trustees, in their discretion, may authorize the issuance of Share certificates and promulgate appropriate rules and regulations as to their use.

     IN WITNESS WHEREOF, the undersigned have executed this certificate on separate counterparts this 10th day of February, 1995.

H. B. Alvord                                Susan B. Kerley
H. B. Alvord                                Susan B. Kerley

Elliott J. Berv                             C. Oscar Morong, Jr.
Elliott J. Berv                             C. Oscar Morong, Jr.

Philip W. Coolidge                          Walter E. Robb, III
Philip W. Coolidge                          Walter E. Robb, III

Mark T. Finn                                E. Kirby Warren
Mark, T. Finn                               E. Kirby Warren

Riley C. Gilley                             William S. Woods, Jr.
Riley C. Gilley                             William S. Woods, Jr.

Diana R. Harrington
Diana R. Harrington

                     LANDMARK NEW YORK TAX FREE INCOME FUND
                            CERTIFICATE OF AMENDMENT
                            TO DECLARATION OF TRUST


     The undersigned, constituting a majority of the Trustees of Landmark New York Tax Free Income Fund (the "Trust"), a business trust organized under the laws of the Commonwealth of Massachusetts, pursuant to a Declaration of Trust dated May 27, 1986 (the "Declaration"), as amended, do hereby certify, as provided by the provisions of Section 9.3(a) of the Declaration, that:

     (i) in accordance with the provisions of the first sentence of Section 9.3(a) of the Declaration, pursuant to a vote duly adopted by a majority of the Trustees of the Trust on October 21, 1993, the Declaration was amended as follows:

     Section 1.1 of the Declaration is amended to read in its entirety as follows:

     Section 1.1 Name The name of the Trust created hereby is "Landmark Tax Free Income Funds".

     IN WITNESS WHEREOF, the undersigned have executed this certificate as of the 21st day of October, 1993.


H.B. Alvord                                 Diana R. Harrington
H.B. Alvord                                 Diana R. Harrington

Elliott J. Berv                             Susan B. Kerley
Elliott J. Berv                             Susan B. Kerley

Philip W. Coolidge                          C. Oscar Morong, Jr.
Philip W. Coolidge                          C. Oscar Morong, Jr.

Mark T. Finn                                Walter E. Robb, III
Mark T. Finn                                Walter E. Robb, III

Riley C. Gilley                             E. Kirby Warren
Riley C. Gilley                             E. Kirby Warren

                             William S. Woods, Jr.
                             William S. Woods, Jr.

                     LANDMARK NEW YORK TAX FREE INCOME FUND
                            CERTIFICATE OF AMENDMENT
                            TO DECLARATION OF TRUST


     The undersigned, constituting a majority of the Trustees of Landmark New York Tax Free Income Fund (the "Trust"), a business trust organized under the laws of the Commonwealth of Massachusetts, pursuant to a Declaration of Trust dated May 27, 1986 (the "Declaration"), do hereby certify, as provided by
Section 9.3 (d) of the Declaration, that, in accordance with the provisions of
Section 9.3(a) of the Declaration, a majority of the Shareholders of the Trust, by vote duly adopted on February 23, 1989, amended the Declaration as follows:

Section 6.9 of the Declaration is amended by adding the following paragraph (i) immediately following paragraph (h) thereof:

"(i) Notwithstanding anything in this Declaration to the contrary, the Trustees may, in their discretion, authorize the division of Shares of any series into Shares of one or more classes or subseries of such series. All Shares of a class or a subseries shall be identical with each other and with the shares of each other class or subseries of the same series except for such variations between classes or subseries as may be approved by the Board of Trustees and be permitted under the 1940 Act or pursuant to any exemptive order issued by the Securities and Exchange Commission.

     IN WITNESS WHEREOF, the undersigned have executed this certificate as of the 16th day of January, 1992.


H.B Alvord                                  C. Oscar Morong, Jr.
H.B Alvord                                  C. Oscar Morong, Jr.

Elliott J. Berv                             Walter E. Robb, III
Elliott J. Berv                             Walter E. Robb, III

Philip W. Coolidge                          E. Kirby Warren
Philip W. Coolidge                          E. Kirby Warren

Mark T. Finn                                T. Dean Williams
Mark T. Finn                                T. Dean Williams

Riley C. Gilley                             William S. Woods, Jr.
Riley C. Gilley                             William S. Woods, Jr.

                         LANDMARK TAX FREE INCOME FUNDS

                                  AMENDMENT TO
                              DECLARATION OF TRUST

         The undersigned, constituting a majority of the Trustees of Landmark Tax Free Income Funds (the "Trust"), a business trust organized under the laws of the Commonwealth of Massachusetts, pursuant to a Declaration of Trust dated May 27, 1986, as amended (the "Declaration"), do hereby amend Section 3.2 of the Declaration by adding the following paragraph (c) immediately after paragraph
(b) of Section 3.2, such amendment to be subject to approval in accordance with the Declaration of the shareholders of Landmark New York Tax Free Income Fund and Landmark National Tax Free Income Fund, each a series of the Trust:

                  (c) Notwithstanding any other provision of this Declaration to the contrary, the Trustees shall have the power in their discretion without any requirement of approval by Shareholders to either invest all or a portion of the Trust Property of each Series of the Trust, or sell all or a portion of such Trust Property and invest the proceeds of such sales, in one or more investment companies to the extent not prohibited by the 1940 Act and exemptive orders granted under such Act.

         IN WITNESS WHEREOF, the undersigned have executed this Amendment this 8th day of August, 1997.

Elliott J. Berv                             Philip W. Coolidge
--------------------------------            -------------------------------
ELLIOTT J. BERV                             PHILIP W. COOLIDGE
As Trustee and Not Individually             As Trustee and Not Individually

Mark T. Finn                                Riley C. Gilley
--------------------------------            -------------------------------
MARK T. FINN                                RILEY C. GILLEY
As Trustee and Not Individually             As Trustee and Not Individually

Diana R. Harrington                         Susan B. Kerley
--------------------------------            -------------------------------
DIANA R. HARRINGTON                         SUSAN B. KERLEY
As Trustee and Not Individually             As Trustee and Not Individually

C. Oscar Morong, Jr.                        Walter E. Robb, III
--------------------------------            -------------------------------
C. OSCAR MORONG, JR.                        WALTER E. ROBB, III
As Trustee and Not Individually             As Trustee and Not Individually

E. Kirby Warren                             William S. Woods, Jr.
--------------------------------            -------------------------------
E. KIRBY WARREN                             WILLIAM S. WOODS, JR.
As Trustee and Not Individually             As Trustee and Not Individually